UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2012

JAKKS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22619 Pacific Coast Highway, Malibu, California	90265
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 456-7799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2012, we entered into a Credit Agreement, Secured Promissory Note, Security Agreement and other ancillary documents and agreements (the “Credit Line Documents”) with Wells Fargo Bank, National Association (“Wells Fargo”) with respect to the issuance to us by Wells Fargo of a $75,000,000 revolving line of credit (the “Credit Line”). Borrowings under the Credit Line are secured with a substantial amount of our consolidated assets including much of our inventory, accounts receivable, intellectual property and the pledge of the majority of the capital stock of various of our subsidiaries. The principal purpose of the Credit Line was to provide flexibility in arranging for repayment to our Hong Kong subsidiary of amounts used to fund our stock buy-back completed in July, 2012 to minimize adverse repatriation tax consequences from such use of cash of our Hong Kong subsidiary. All outstanding borrowings under the Credit Line are due, and the Credit Line terminates, no later than April 30, 2013. The foregoing description of the Credit Line Documents are qualified in their entirety by reference to the Credit Agreement, Secured Promissory Note and Security Agreement, copies of which are filed as exhibits to this Form 8-K and are incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above, on September 27, 2012, we entered into the Credit Line Documents with Wells Fargo with respect to the issuance to us by Wells Fargo of a $75,000,000 revolving line of credit of which $53,410,000 was immediately borrowed and $37,000,000 was repaid on September 30, 2012. Any amounts borrowed of the Credit Line are our senior secured obligations. Borrowings under the Credit Line accrue interest at LIBOR plus two percent (200 basis points per annum). All outstanding borrowings under the Credit Line are accelerated and become immediately due and payable (and the Credit Line terminates) in the event of a default under the Credit Line Documents which includes, among other things, the following events: breach of certain covenants or representations contained in the Credit Line Documents, defaults under other loans or obligations, involvement in bankruptcy proceedings, an occurrence of a change of control or an event constituting a material adverse effect on us (as such terms are defined in the Credit Line Documents). The Credit Line Documents also contain negative covenants which, during the life of the Credit Line, will prevent and/or limit us from, among other things, the following: incurring certain types of other debt, acquiring other companies above a certain price, making certain expenditures or investments, changing the character of its business, certain changes to its executive officers, and capital expenditures. The foregoing description of the Credit Line is qualified in its entirety by reference to the Credit Line Documents, copies of which are filed as exhibits to this Form 8-K and are incorporated by reference in this Item 2.03.

Additional information is provided in Item 1.01 above and is incorporated herein by reference to this Item 2.03.

The foregoing is only a summary of certain of the terms of the Credit Line Documents. For a complete description, copies of such documents are annexed hereto as exhibits.

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits

Exhibit	Description

10.1	Credit Agreement dated as of September 27, 2012 among Registrant and its US wholly-owned subsidiaries and Wells Fargo Bank, National Association
10.2

Secured Promissory Note dated September 27, 2012 in the amount of $75,000,000 issued by Wells Fargo Bank, National Association to JAKKS Pacific, Inc., Creative Designs International, Ltd., Disguise, Inc., JAKKS Sales Corporation, Maui, Inc., an Ohio corporation, Kessler Services, Inc., Moose Mountain Marketing, Inc., and Kids Only, Inc.

10.3

Security Agreement dated as of September 27, 2012 among Wells Fargo Bank, National Association, JAKKS Pacific, Inc., Creative Designs International, Ltd., Disguise, Inc., JAKKS Sales Corporation, Maui, Inc., an Ohio corporation, Kessler Services, Inc., Moose Mountain Marketing, Inc., and Kids Only, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: October 3, 2012
By: /s/ JOEL M. BENNETT Joel M. Bennett, CFO

EXHIBIT INDEX

Exhibit	Description

10.1	Credit Agreement dated as of September 27, 2012 among Registrant and its US wholly-owned subsidiaries and Wells Fargo Bank, National Association
10.2

Secured Promissory Note dated September 27, 2012 in the amount of $75,000,000 issued by Wells Fargo Bank, National Association to JAKKS Pacific, Inc., Creative Designs International, Ltd., Disguise, Inc., JAKKS Sales Corporation, Maui, Inc., an Ohio corporation, Kessler Services, Inc., Moose Mountain Marketing, Inc., and Kids Only, Inc.

10.3

Security Agreement dated as of September 27, 2012 among Wells Fargo Bank, National Association, JAKKS Pacific, Inc., Creative Designs International, Ltd., Disguise, Inc., JAKKS Sales Corporation, Maui, Inc., an Ohio corporation, Kessler Services, Inc., Moose Mountain Marketing, Inc., and Kids Only, Inc.